EXHIBIT 99.1

Lakeland Bancorp, Inc. Receives NASDAQ Notice Regarding Listing Requirements

OAK RIDGE, N.J., March 21, 2014 (GLOBE NEWSWIRE) -- On March 18, 2014, Lakeland Bancorp, Inc. (Nasdaq:LBAI) ("Lakeland Bancorp" or the "Company"), the parent company of Lakeland Bank, received a letter from The NASDAQ OMX Group ("NASDAQ") indicating that since the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Form 10-K"), it no longer complies with Listing Rule 5250(c)(1). This press release is being issued in accordance with NASDAQ Listing Rule 5810(b).

The NASDAQ notice has no immediate effect on the listing or trading of the Company's common stock on The NASDAQ Global Select Market. Under NASDAQ listing rules, the Company has 60 days to submit a plan to NASDAQ to regain compliance with the applicable listing rule. As indicated in the Company's Form 12b-25 Notification of Late Filing, which was filed with the SEC on March 17, 2014, the Company expects to be able to file its 2013 Form 10-K no later than April 30, 2014. Upon filing of its 2013 Form 10-K, the Company will again be in compliance with Listing Rule 5250(c)(1).

On January 30, 2014, the Company reported financial results for the fourth quarter and year ended December 31, 2013. As of the date of this press release, nothing has come to the attention of the Company that would require any material modification to the information provided in such reported results.

Forward Looking Statements

This communication contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Lakeland Bancorp does not assume any obligation for updating any such forward-looking statements at any time.

CONTACT: Thomas J. Shara
         President & CEO
         973-697-2000

         Joseph F. Hurley
         EVP & CFO
         973-697-2000